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                                                                 EXHIBIT 23.2

                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


The Board of Directors
Chancellor Media Corporation:

We hereby consent to incorporation by reference in this Current Report on Form 8-K and to incorporation by reference in the Registration Statement on Form S-3 (No. 333-36855) and the Registration Statements on Form S-8 (Nos. 333-04379, 333-35039 and 333-53179) of Chancellor Media Corporation of our report dated August 25, 1995, relating to the financial statements of Martin & MacFarlane, Inc.


                                            Barbich Longcrier Hooper & King
                                            Accountancy Corporation


                                            By: /s/ GEOFFREY B. KING, CPA
                                               -------------------------------
                                                    Geoffrey B. King, CPA


Bakersfield, California
February 12, 1999